Exhibit 99.(q)(3)

Power of Attorney

The undersigned Directors, Trustees and Officers of the The Prudential Series Fund, Inc., The Prudential Series Fund, American Skandia Trust and Prudential’s Gibraltar Fund, Inc. (collectively, the “Funds”), hereby constitute, appoint and authorize each of Marina Belaya, Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn C. Quirk, John P. Schwartz and Jonathan D. Shain, as true and lawful agents and attorneys-in-fact, to sign, execute and deliver on his or her behalf in the appropriate capacities indicated, any Registration Statements of the Funds on the appropriate forms, any and all amendments thereto (including pre- and post-effective amendments), and any and all supplements or other instruments in connection therewith, including Form N-PX, Forms 3, 4 and 5, as appropriate, to file the same, with all exhibits thereto, with the Securities and Exchange Commission (the “SEC”) and the securities regulators of appropriate states and territories, and generally to do all such things in his or her name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the Securities Act of 1933, section 16(a) of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, all related requirements of the SEC and all requirements of appropriate states and territories.  The undersigned do hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting.  The undersigned do hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/Saul K. Fenster	/s/Delayne Dedrick Gold
Saul K. Fenster	Delayne Dedrick Gold

/s/Robert F. Gunia	/s/W. Scott McDonald, Jr.
Robert F. Gunia	W. Scott McDonald, Jr.

/s/Thomas T. Mooney	/s/Thomas M. O’Brien
Thomas T. Mooney	Thomas M. O’Brien

/s/David R. Odenath	/s/John A. Pileski
David R. Odenath	John A. Pileski

/s/F. Don Schwartz	/s/Grace C. Torres
F. Don Schwartz	Grace C. Torres

Dated:             December 1, 2005